UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 24, 2007

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement

On October 24, 2007, Premier Financial Bancorp, Inc. (Premier) entered into a material definitive agreement with Citizens First Bank, Inc. (Citizens First) located in Ravenswood, West Virginia whereby Premier will purchase Citizens First for up to $11,700,000 in stock and cash.

Under terms of the definitive agreement, each share of Citizens First common stock will be entitled to merger consideration of cash and stock that will generally total $29.25, subject to certain limitations.  Premier will issue 480,000 shares of its common stock plus, depending upon Premier’s stock price nearer to transaction closing, Premier will pay in total up to $5.3 million in cash to the shareholders of Citizens First.  The transaction, which still requires approval by regulatory agencies and Citizens First’s shareholders, is anticipated to close sometime in the first quarter of 2008.

Item 7.01.  Regulation FD Disclosure

On October 25, 2007, Premier issued a press release announcing its purchase of Citizens First Bank, Inc.  The text of that press release is included as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibit 10.1 – Agreement of Merger between Premier Financial Bancorp, Inc. and Citizens First Bank, Inc. dated October 24, 2007.

(c) Exhibit 99.1 – Text of press release dated October 25, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: October 25, 2007                                            Brien M. Chase, Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Definitive Agreement between Premier Financial Bancorp, Inc. and Citizens First Bank, Inc. dated October 24, 2007.
99.1	Press Release dated October 25, 2007 captioned “Premier Financial Bancorp, Inc. Announces Purchase of Citizens First Bank, Inc.”